Exhibit 16

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

October 9, 2008

Office of the Chief Accountant
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549

Re: Fidelity Aviation Corporation

On October 9, 2008 my appointment as auditor for Fidelity Aviation Corporation ceased. I have read  Fidelity Aviation Corporation’s statements included under Item 4 of its Form 8-K dated October 8, 2008 and agree with such statements, insofar as they apply to me.

Very truly yours,

/s/ Ronald R. Chadwick, P.C.
Ronald R. Chadwick, P.C.
Certified Public Accountant